EXHIBIT 11.1

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EVEREST REINSURANCE HOLDINGS, INC.
COMPUTATION OF EARNINGS PER SHARE
FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995



                                       INCOME            SHARES     PER-SHARE
(Dollars in thousands)            (NUMERATOR)     (DENOMINATOR)        AMOUNT
                                  -----------     -------------     ---------

DECEMBER 31, 1997
-----------------
BASIC EPS
Income available to common
 stockholders                      $ 154,955         50,476,330     $    3.07
                                                                    =========

EFFECT OF DILUTIVE SECURITIES
Options outstanding                                     285,685
Options exercised                                           676
Options cancelled                                         2,476
                                                     ----------

DILUTED EPS
Income available to common
 stockholders and assumed
 conversions                       $ 154,955         50,765,167     $    3.05
                                                                    =========



DECEMBER 31, 1996
-----------------
BASIC EPS
Income available to common
 stockholders                      $ 112,027         50,566,566     $    2.22
                                                                    =========

EFFECT OF DILUTIVE SECURITIES
Options outstanding                                     143,855
Options exercised                                           167
Options cancelled                                           247
                                                     ----------

DILUTED EPS
Income available to common
 stockholders and assumed
 conversions                       $ 112,027         50,710,835     $    2.21
                                                                    =========



DECEMBER 31, 1995
-----------------
BASIC EPS
Income available to common
 stockholders                      $     747         50,188,985     $    0.01
                                                                    =========

EFFECT OF DILUTIVE SECURITIES
Options outstanding                                      19,522
Options exercised                                            -
Options cancelled                                            -
                                                     ----------

DILUTED EPS
Income available to common
 stockholders and assumed
 conversions                       $     747         50,208,507     $    0.01
                                                                    =========
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